UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

CALLISTO PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Callisto Announces Adjournment of Special Meeting

NEW YORK, N.Y., January 3, 2013 — Callisto Pharmaceuticals, Inc. (OTCBB:CLSP)(“Callisto”) today announced that it convened its special meeting of stockholders on Thursday, January 3, 2013 and adjourned the meeting until Monday, January 14, 2013, at 1:00 p.m., Eastern Standard Time.  The special meeting was adjourned to allow the company’s stockholders a reasonable amount of time to consider the recent announcement, by Synergy Pharmaceuticals Inc., of the results of its Phase IIb/III clinical trial.

The reconvened special meeting will be held at Callisto’s offices, 420 Lexington Avenue, Suite 1609, New York, NY 10170.  Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the meeting will be voted at the adjourned meeting unless properly revoked. Given the adjournment, proxies may now be received by our registrar and transfer agent, Philadelphia Stock Transfer Inc., no later than January 13, 2013 at 11:59 p.m. (Eastern Standard Time).

About Callisto Pharmaceuticals Inc.

Callisto is a development stage biopharmaceutical company. All of Callisto’s drug candidates, currently plecanatide and SP-333 to treat GI disorders and diseases, are being developed exclusively by Synergy Pharmaceutical Inc.

Investor Contact:	Danielle Spangler
The Trout Group
synergy@troutgroup.com
(646) 378-2924